Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Floating Rate Income
Opportunity Fund
333-115200
811-21579

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
and new Sub-Advisory Agreement
filed in Proxy materials in the SEC
filing on
June 20, 2005, under Conformed
Submission
Type DEF 14A, accession
number 0000950137-05-007497.